EXHIBIT 21

PILGRIM’S PRIDE CORPORATION

SUBSIDIARIES OF REGISTRANT

Jurisdiction of Incorporation or Organization
US Subsidiaries
PFS Distribution Company	Delaware
Pilgrim’s Pride, LLC	Delaware
POPPSA 3, LLC	Delaware
POPPSA 4, LLC	Delaware
PPC Transportation Company	Delaware
GC Properties	Georgia
Luker Inc.	Georgia
PPC of Alabama, Inc.	Georgia
Pilgrim’s Pride Affordable Housing Corporation	Nevada
Pilgrim’s Pride of Nevada, Inc.	Nevada
PPC Marketing, Ltd.	Texas
GK Insurance Company	Vermont
Pilgrim’s Pride Corporation of West Virginia, Inc.	West Virginia

Foreign Subsidiaries
Mayflower Insurance Company, Ltd.	Bermuda
To-Ricos Distribution, Ltd.	Bermuda
To-Ricos, Ltd.	Bermuda
Avícola Pilgrim’s Pride de Mexico, S. de R.L. de C.V.	Mexico
Carnes y Productos Avícolas de Mexico S. de R.L. de C.V. (Inactive)	Mexico
Comercializadora de Carnes de Mexico S. de R.L. de C.V.	Mexico
Compañía Incubadora Hidalgo S. de R.L. de C.V.	Mexico
Gallina Pesada S.A. de C.V.	Mexico
Grupo Pilgrim’s Pride Funding Holdings S. de R.L. de C.V.	Mexico
Grupo Pilgrim’s Pride Funding S. de R.L. de C.V.	Mexico
Inmobiliaria Avicola Pilgrim’s Pride, S. de R.L.	Mexico
Operadora de Productos Avicolas S. de R.L. de C.V. (Inactive)	Mexico
Pilgrim’s Pride S. de R.L. de C.V.	Mexico
Servicios Administrativos Pilgrim’s Pride S. de R.L. de C.V.	Mexico